                                                                    Exhibit 10.6

                              CONSULTING AGREEMENT


                  AGREEMENT made this 1st day of September, 1999, by and between Main Street IPO LLC ("Main Street"), with principal offices at 171 Church Lane, North Brunswick, New Jersey 08902, and LARA L. GEORGE ("Consultant"), residing at 230 Central Park West, New York, New York 10024.

                  WHEREAS, Consultant is in the business of identifying companies seeking to underwrite an offering of their securities; and

                  WHEREAS, Consultant desires to provide services to Main Street; and

                  WHEREAS, Consultant and Main Street have agreed that Consultant shall render the services set forth below to Main Street and its affiliates until the terms and subject to the conditions set forth below.

                  NOW, THEREFORE, in consideration of mutual promises and covenants contained herein, the parties agree as follows:

                  1. ENGAGEMENT. Main Street hereby engages the Consultant to render to Main Street the services described herein for a period of twenty-four
(24) months commencing on the date hereof (the "Term"). The Term may be extended or renewed upon the written agreement of Main Street and Consultant prior to the expiration of the initial Term hereof on such terms as the parties may negotiate at the time of extension or renewal. This Agreement may be terminated as set forth in Section 7 hereof.

                  2. SERVICES. For the term of this Agreement, Consultant shall render to Main Street services consisting of the identification, procurement and introduction of potential clients to Main Street and its subsidiary, CEO Letter Inc.; the performance of due diligence on investments by Main Street; strategic planning opportunities for Main Street; assisting potential clients of Main Street in structuring their offerings; and such other services as may reasonably be requested by Main Street, provided such services are consistent with the development of business by Consultant for Main Street.

                  3. COMPENSATION. In consideration for providing the services, Consultant shall receive an annual fee of $100,000 payable in monthly installments of $8,334 at the end of each month. Should Main Street utilize a shorter pay period, then Consultant shall be paid pursuant to that shorter pay period.

                  4. NOTICE. Any and all notices from either party to the other which may be specified by, or otherwise deemed necessary or incident to this Agreement shall, in the absence of hand delivery with return receipt requested, be deemed to have been duly given when mailed if the same shall be sent to the address of the party set out on the first page of this Agreement by registered or certified mail, return receipt requested, or express delivery (e.g., Federal Express).

                  5. ASSIGNABILITY. Neither this Agreement nor any of the rights or obligations set forth herein shall be assignable.

                  6. ENTIRE AGREEMENT; AMENDMENT. This Agreement contains the entire agreement between Main Street and the Consultant with respect to the subject matter hereof. This Agreement may not be amended, changed, modified or discharged, nor may any provision hereof be waived, except by an instrument in writing executed by or on behalf of the party against whom enforcement of any amendment, waiver, change, modification or discharge is sought. No course of conduct or dealing shall be construed to modify, amend or otherwise affect any of the provisions hereof.

                  7. TERMINATION. Main Street may terminate this Agreement with or without cause upon delivery of fifteen (15) days prior written notice thereof to the Consultant. Such termination shall be effective as set forth in Section 4 above and shall terminate the Consultant's obligations hereunder and shall terminate the Consultant's right to further compensation hereunder; provided, however, that termination shall not impair the Consultant's right to receive the compensation issuable to her up to and through the date of such termination.

                  8. CONFIDENTIAL INFORMATION. By reason of performance under this Agreement, the Consultant may have access to and may obtain specialized knowledge, trade secrets and confidential information about the business and operation of Main Street, its subsidiaries and divisions thereof. Therefore, the Consultant hereby agrees that she shall keep secret and retain in confidence and shall not use, disclose to others, or publish, other than in connection with the performance of services hereunder and in accordance herewith, any information relating to the business, operation or other affairs of Main Street, its subsidiaries and divisions thereof, which information is acquired in the course of providing services for Main Street. To the extent that any of such information may be deemed from time to time to be "material non-public information" as construed under the Securities Exchange Act of 1934, the Consultant hereby agrees not to purchase or sell (or offer to purchase or sell) any of Main Street's securities while in possession of information which may be so deemed to be "material non-public information".

                  9. APPLICABLE LAW. This agreement shall be construed and enforced in accordance with the laws of the State of New York without regard to the principles of conflicts of laws thereof and shall inure to the benefit of and be binding upon the Consultant and Main Street and their respective legal successors and assigns.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                                --------------------------------
                                                LARA L. GEORGE


                                                MAIN STREET IPO LLC


                                                By:
                                                   -----------------------------
                                                   Joseph Salvani, President


                                       2